EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Fund For Tomorrow, Inc.:

We consent to the use in Post-Effective Amendment No. 18 to Registration Statement No. 2-87036 of our report dated March 10, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us uder the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
April 30, 1998